EXHIBIT C

EXECUTION VERSION
January 19, 2016

TO:	Acorda Therapeutics, Inc.
420 Saw Mill River Road, Ardsley, NY 10502

Re:	Undertaking

Dear Sirs,

We the undersigned (“we”, “us”, “our” or “ourselves”) refer to the Combination Agreement, dated as of the date hereof (the “Combination Agreement”), which provides for, among other things, your proposed acquisition of all of the outstanding shares, American Depositary Shares and other applicable equity instruments in Biotie Therapies Oyj (the “Target”) through an all cash tender offer (or, with respect to Warrants (as defined below), if so requested by the Bidder (as defined below), a purchase on terms consistent with this undertaking and the Combination Agreement) to be made by Acorda Therapeutics, Inc. or its designated subsidiary (the “Bidder”) in Finland and in the United States with the Offer Consideration (as defined below) specified herein and otherwise on terms and conditions consistent with the Combination Agreement and to be specified in a tender offer document (such cash tender offer by the Bidder, the “Tender Offer”), subject to the Board of Directors of the Target undertaking to recommend the Tender Offer. We understand that as part of or in connection with the Tender Offer, the Bidder would offer to the

i.	shareholders of the Target € 0.2946 in cash for every share in the Target (“Shares”) held by each such shareholder (the “Share Consideration”);

ii.
holders of the American Depository Shares of the Target ("ADSs") € 23.5680 in cash for each outstanding ADS payable in the equivalent amount of U.S. dollars for each outstanding ADS determined as near to the payment date as reasonably practicable based on U.S. dollar spot rate against the euro exchange rate on the nearest practicable day to the completion date of the Tender Offer (the "ADS Consideration"); and

iii.
holders of warrants of the Target issued on May 28, 2015 ("Warrants", with, for the avoidance of doubt, each Warrant representing the right to subscribe for a single Share) € 0.1664 in cash for each Warrant (the "Warrant Consideration").

The Share Consideration, the ADS Consideration and the Warrant Consideration, as adjusted pursuant to the terms hereof, are hereinafter referred jointly to as the "Offer Consideration". In each case, the Offer Consideration shall represent the full and final consideration payable for the relevant instruments in the Tender Offer and, in the case of the Warrants, shall be in full and final satisfaction of the Target’s obligations to us under the governing documents for the Warrants.

We are the beneficial owner, as at the date hereof, of the number of Shares, ADSs and Warrants in the Target set forth on our signature page hereto, and such Shares, ADSs and/or Warrants constitute, as of the date hereof, all of the Shares, ADSs and Warrants held of record, beneficially owned or for which voting power or disposition power is otherwise held by us. We have good and marketable title, free and clear of any liens, other than liens pursuant to this undertaking and any transfer restrictions of general applicability as may be provided under applicable securities laws or in the terms and conditions of the Warrants, to all Shares, ADSs and/or Warrants, as applicable, described in the immediately preceding sentence.

Subject to the terms and conditions hereof and of the Tender Offer, we hereby irrevocably undertake to (i) accept the Tender Offer, and to tender or cause to tendered and sell or cause to be sold to the Bidder the Shares, ADSs and Warrants, as applicable, that we currently own, and any additional Shares, ADSs and Warrants, as applicable, that we may hereafter acquire prior to the earlier of the Termination Date (as defined below) and the expiration of the Tender Offer, in the Tender Offer for the Offer Consideration applicable thereto, (ii) deliver or cause to be delivered evidence of such acceptance pursuant to the terms of the Tender Offer to the Bidder within ten (10) business days from the beginning of the acceptance period of the Tender Offer, and (iii) not exercise voting rights pertaining to the Shares, ADSs and any Shares subscribed based on the Warrants in favor of a Competitive Transaction (as defined below), in each case subject to the following paragraph.

Subject to the terms and conditions hereof, with respect to the Warrants and if so requested by the Bidder prior to the launch of the Tender Offer, in lieu of accepting the Tender Offer and tendering the Warrants, we hereby irrevocably undertake to, subject to and upon the consummation of the Tender Offer and subject to this undertaking having not been previously terminated in accordance with the terms hereof, sell to the Bidder (and the Bidder hereby irrevocably undertakes to purchase from us) the Warrants that we currently own, and any Warrants that we may hereafter acquire prior to the expiration of the Tender Offer, for the Warrant Consideration and on terms consistent with the Combination Agreement; provided that such purchase and sale may not require us to make any representations and warranties, or to provide any covenants or other agreements, other than those that would have been required to be made or provided by us in connection with tender of the Warrants in the Tender Offer.

Subject to the terms and conditions hereof, we further undertake not to, except, in each case, in accordance with the terms of this undertaking: (i) sell, transfer, grant any option with respect to, pledge or otherwise dispose of (collectively, “Transfer”) any of the Shares, ADSs and Warrants that we own or control prior to the earlier of the Termination Date and the expiration of the Tender Offer; provided, that nothing in this undertaking will limit our ability to convert any Warrants into Shares, indirect Transfers or Transfers of any Shares, ADSs or Warrants to one or more of our affiliates that agree in writing to be bound hereby and assume our obligations hereunder, (ii) directly or indirectly, solicit any inquiries with respect to or solicit or accept any public or private proposal or offer (including, without limitation, any proposal or offer to all holders of Shares, ADSs and Warrants), other than the Tender Offer, for the Shares, ADSs and Warrants we own or control prior to the earlier of the Termination Date and the expiration of the Tender Offer (a “Competitive Transaction”) (it being understood that this undertaking is entered into solely in our capacity as a holder of Shares, ADSs and Warrants, as applicable, and nothing in this undertaking shall (or shall require us to attempt to) limit or restrict us or any designee of us who is a director or officer of the Target from acting in such capacity or voting in such person’s sole discretion in such capacity on any matter, however always in accordance with, where applicable, the fiduciary duties of the Board of Directors of the Target under Finnish laws); or (iii) withdraw our acceptance of the Tender Offer in respect of any of such Shares, ADSs and Warrants regardless of any right of withdrawal contained in the terms and conditions of the Tender Offer or any legal right to withdraw, except in accordance with the terms of this undertaking, including the withdrawal rights provided hereunder. Notwithstanding the foregoing, in the event that (A) the Target enters into discussions with a competing bidder in accordance with the Combination Agreement and (B) the Board of Directors of the Target requests that we engage in discussions with the competing bidder, then nothing in this undertaking shall limit or restrict us from engaging in such discussions, provided that we will not, prior to the earlier of the Termination Date and the expiration of the Tender Offer, (i) discuss, offer or otherwise negotiate with any competing bidder regarding the acquisition or other transfer to such competing bidder of any of our Shares. ADSs or Warrants at a price lower than the Share Consideration, ADS Consideration or Warrant Consideration, as applicable, and (ii) will not enter into any undertaking with respect to any such competing transaction unless and until this undertaking has terminated in accordance with its terms.

The Bidder undertakes and agrees that should the terms and conditions of the Tender Offer, including the Offer Consideration, be revised or amended by the Bidder for the benefit of the holders of Shares, ADSs and Warrants, such revision or amendment shall also be for our benefit. The Bidder further undertakes and agrees that, if the Bidder enters into an undertaking or similar agreement with any other holder of Shares, ADSs or Warrants that provides such other holder with rights and benefits that are more favorable in any material respect to such other holder than the rights and benefits established in favor of us under this undertaking, then (i) the Bidder shall promptly provide us with a copy of the other undertaking or agreement (and, in any case, within one business day of the execution thereof) and (ii) we shall have the right to elect to receive all such rights and benefits under the other undertaking or agreement, and this undertaking shall be amended accordingly. In addition, for the avoidance of doubt, we expressly do not waive any rights under Chapter 11, Section 25 of the Finnish Securities Market Act applicable from time to time.

This undertaking shall remain valid and in force until the first of the following has taken place, at which date and time this undertaking shall immediately and automatically terminate in full (the “Termination Date”): (i) the Board of Directors of the Target has failed to recommend that the holders of Shares, ADSs and Warrants accept the Tender Offer or has modified or withdrawn such recommendation; (ii) the completion and settlement of the Tender Offer; (iii) the Bidder has made a public announcement to the effect that it will not complete the Tender Offer; (iv) the Combination Agreement has been terminated; (v) any amendment has been made to the Tender Offer that reduces the Offer Consideration or otherwise materially changes the terms and conditions of the Tender Offer in a manner adverse to us; or (vi) the Tender Offer, having been launched or published, has failed to be completed by June 19, 2016.

We agree not to, without the prior written consent of the Bidder (such consent not to be unreasonably withheld, delayed or conditioned), make or cause to be made any announcement or disclosure to any third party in respect of any unpublished information concerning the contemplated Tender Offer or this undertaking except (i) for disclosure to the Target, (ii) for disclosure to our directors, officers, employees, partners, managers, members, agents and representatives who are charged with an obligation of confidentiality, (iii) for disclosure required by any applicable law, regulation or order of court, governmental authority, self‐regulatory organization or stock exchange or (iv) to enforce our rights under, or defend ourselves in any action brought in connection with, this undertaking.

This undertaking shall be governed by, and construed in accordance with, the laws of Finland. All disputes arising out of or relating to the present contract shall be finally settled by final, binding arbitration conducted under the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”). The arbitral panel shall be comprised of three arbitrators to be appointed as follows: within 14 days after the commencement of arbitration, each party shall select one person to act as arbitrator and the two selected shall select a third arbitrator within 10 days of their appointment. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the ICC. Either party may apply to the arbitrator seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either party also may, without waiving any remedy under this undertaking, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the arbitration panel’s determination of the merits of the controversy. The arbitration shall be conducted in English in London, United Kingdom, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event of a conflict between this paragraph and the ICC Rules, this paragraph shall govern.

We agree and give our consent that a copy of this undertaking may be provided to the Board of Directors of the Target and that this undertaking may be referred to and the main terms and conditions hereof may be disclosed in any public announcement that the Bidder or the Target may make in connection with the Tender Offer or in the offer document related thereto; provided, that the Bidder or the Target, as applicable, shall (i) provide us with an advance copy of any such announcement or offer document that refers to us or our affiliates by name and a reasonable opportunity to review and comment on any such disclosures or public announcements to the extent of such references and (ii) shall not include in any such announcement or offer document any reference to us or our affiliates by name or, in connection therewith, the existence or terms and conditions of this undertaking if we reasonably object to the form or content thereof; provided that, nothing in the foregoing shall restrict the Bidder or the Company from making any such disclosures or public announcements necessary to comply with applicable law.

This undertaking is given on the understanding that nothing in this undertaking shall cause us to be deemed to be acting in concert with the Bidder or any other holder of Shares, ADSs or Warrants of the Company.

BAUPOST PRIVATE INVESTMENTS A-1, L.L.C.

By:	Baupost Limited Partnership 1983 A-1
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Frederick H. Fogel
	By:	Frederick H. Fogel
	Title:	Partner

BAUPOST PRIVATE INVESTMENTS B-1, L.L.C.

By:	Baupost Limited Partnership 1983 B-1
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Frederick H. Fogel
	By:	Frederick H. Fogel
	Title:	Partner

BAUPOST PRIVATE INVESTMENTS C-1, L.L.C.

By:	Baupost Limited Partnership 1983 C-1
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Frederick H. Fogel
	By:	Frederick H. Fogel
	Title:	Partner

BAUPOST PRIVATE INVESTMENTS BVI-1, L.L.C.

By:	Baupost Value Partners, L.P.-I
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Frederick H. Fogel
	By:	Frederick H. Fogel
	Title:	Partner

BAUPOST PRIVATE INVESTMENTS BVII-1, L.L.C.

By:	Baupost Value Partners, L.P.-II
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Frederick H. Fogel
	By:	Frederick H. Fogel
	Title:	Partner

BAUPOST PRIVATE INVESTMENTS BVIII-1, L.L.C.

By:	Baupost Value Partners, L.P.-III
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Frederick H. Fogel
	By:	Frederick H. Fogel
	Title:	Partner

BAUPOST PRIVATE INVESTMENTS BVIV-1, L.L.C.

By:	Baupost Value Partners, L.P.-IV
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Frederick H. Fogel
	By:	Frederick H. Fogel
	Title:	Partner

BAUPOST PRIVATE INVESTMENTS H-1, L.L.C.

By:	HB Institutional Limited Partnership
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Frederick H. Fogel
	By:	Frederick H. Fogel
	Title:	Partner

BAUPOST PRIVATE INVESTMENTS P-1, L.L.C.

By:	PB Institutional Limited Partnership
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Frederick H. Fogel
	By:	Frederick H. Fogel
	Title:	Partner

BAUPOST PRIVATE INVESTMENTS Y-1, L.L.C.

By:	YB Institutional Limited Partnership
Its:	Sole Member

By:	The Baupost Group, L.L.C.
Its:	Managing General Partner

/s/ Frederick H. Fogel
	By:	Frederick H. Fogel
	Title:	Partner

Number of Shares (not including Shares represented by ADSs or Warrants):	30,555,556
Number of ADSs:	1,395,000
Number of Warrants:	30,555,556

[Signature Page to Undertaking]

Acknowledged and accepted.

Acorda Therapeutics, Inc.

By:	/s/ Ron Cohen
Name:	Ron Cohen
Title:	Chief Executive Officer

[Signature page to Irrevocable Undertaking]